UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2016

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2016 (the “Petition Date”), Peabody Energy Corporation (“Peabody” or the “Company”) and a majority of its wholly-owned domestic subsidiaries, as well as one international subsidiary in Gibraltar (collectively, the “Debtors”), filed voluntary petitions for reorganization under chapter 11 of Title 11 of the U.S. Code in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”), thereby commencing the Chapter 11 cases captioned as In re Peabody Energy Corporation, et al., Case No. 16-42529 (Bankr. E.D. Mo.) (the “Chapter 11 Cases”).

Accounts Receivable Securitization Program

As previously disclosed, the Company has an accounts receivable securitization program (the “AR Program”) through its wholly owned subsidiary, P&L Receivables Company, LLC (“P&L Receivables”). Under the AR Program, Peabody contributes a pool of eligible trade receivables (the “Receivables”) to P&L Receivables, which then sells, without recourse, the Receivables to various conduit and committed purchasers. The AR Program has a maximum availability of $180 million and matures on March 25, 2018.

As disclosed in the Company’s Current Report on Form 8-K filed on April 22, 2016, the Bankruptcy Court approved the AR Program on an interim basis by order dated April 15, 2016. On May 18, 2016, the Bankruptcy Court entered an order approving the AR Program on a final basis.

DIP Financing

As previously disclosed, the Debtors also filed a motion (the “DIP Motion”) on April 13, 2016 seeking authorization to use cash collateral and to approve financing (the “DIP Financing”) under that certain Superpriority Secured Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”) by and among the Company as borrower, Global Center for Energy and Human Development, LLC (“Global Center”) and certain Debtors party thereto as guarantors (the “Guarantors” and together with the Company, the “Loan Parties”), the lenders party thereto (the “DIP Lenders”) and Citibank, N.A., as Administrative Agent and L/C Issuer. The DIP Credit Agreement provides for, among other facilities, a term loan not to exceed $500 million (the “DIP Term Loan Facility”) secured by substantially all of the assets of the Debtors (other than Peabody Holdings (Gibraltar) Limited, Peabody IC Holdings, LLC and Peabody IC Funding Corp.) and Global Center, of which $200 million was available until the entry of the final order approving the DIP Credit Agreement.

On April 15, 2016, the Bankruptcy Court approved the DIP Motion on an interim basis [Docket No. 149] and authorized the Loan Parties to, among other things, (i) enter into the DIP Credit Agreement and initially borrow up to $200 million, (ii) obtain a cash collateralized letter of credit facility in the aggregate amount of up to $100 million, and (iii) an accommodation facility for bonding requests in an aggregate stated amount of up to $200 million. On April 18, 2016, the Company entered into the DIP Credit Agreement with the DIP Lenders.

The DIP Credit Agreement was amended (the “First DIP Amendment”) to extend the deadline for the Company to file a declaratory action with respect to the extent of certain collateral and secured claims of certain pre-petition creditors (the “CNTA Dispute”) on account of that certain Amended and Restated Credit Agreement, dated September 24, 2013, as amended. On May 20, 2016, the Debtors filed a complaint and request for a declaratory judgment in the Bankruptcy Court regarding the CNTA Dispute. This filing is available through Peabody’s website, http://www.peabodyenergy.com, under the Chapter 11 protection tab, which contains a link to the claims agent’s website, www.kccllc.net/Peabody.

On May 18, 2016, the Company entered into a further amendment (the “Second DIP Amendment”) to the DIP Credit Agreement, which among other items modified one of the milestones under the DIP Credit Agreement regarding the deadlines for the Company to file an Acceptable Reorganization Plan (as defined in the DIP Credit Agreement) and related disclosure statement in the Chapter 11 Cases. Under the Second DIP Amendment, the Company must file an Acceptable Reorganization Plan and disclosure statement on the date that is the later of (a) 30 days after the entry of the order resolving the CNTA Dispute or (b) 210 days following the Petition Date.

The Second DIP Amendment also modified the Company’s obligation to maintain a Minimum Consolidated EBITDA (as defined in the DIP Credit Agreement) such that the first period to maintain such Minimum Consolidated EBITDA ends on July 31, 2016.

On May 18, 2016, the Bankruptcy Court entered a final order approving the DIP Credit Agreement, as amended (the “Final Order”). On May 19, 2016, following entry of the Final Order, the Company drew down the remaining $300 million available under the DIP Term Loan Facility.

The foregoing description of the DIP Credit Agreement and the DIP Financing does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, which was filed as Exhibit 10.2 to the Current Report on Form 8-K filed by Peabody on April 18, 2016 and is incorporated herein by reference.

Moreover, the foregoing descriptions of the First DIP Amendment and the Second DIP Amendment do not purport to be complete and are qualified in their entirety by reference to the First DIP Amendment and the Second DIP Amendment, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1, dated as of May 9, 2016, to that certain Superpriority Secured Debtor-In-Possession Credit Agreement dated as of April 18, 2016 among, inter alios, Peabody Energy Corporation, a Delaware corporation and a debtor and debtor-in-possession in the Cases, the Subsidiary Guarantors party thereto from time to time, certain of which are debtors and debtors-in-possession in the Cases, the Lenders party thereto from time to time, the Issuing Bank party thereto and Citibank, N.A., as Administrative Agent.

10.2	Amendment No. 2, dated as of May 18, 2016, to that certain Superpriority Secured Debtor-In-Possession Credit Agreement dated as of April 18, 2016 among, inter alios, Peabody Energy Corporation, a Delaware corporation and a debtor and debtor-in-possession in the Cases, the Subsidiary Guarantors party thereto from time to time, certain of which are debtors and debtors-in-possession in the Cases, the Lenders party thereto from time to time, the Issuing Bank party thereto and Citibank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

May 24, 2016	By:	/s/ A. Verona Dorch
Name: A. Verona Dorch Title: Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated as of May 9, 2016, to that certain Superpriority Secured Debtor-In-Possession Credit Agreement dated as of April 18, 2016 among, inter alios, Peabody Energy Corporation, a Delaware corporation and a debtor and debtor-in-possession in the Cases, the Subsidiary Guarantors party thereto from time to time, certain of which are debtors and debtors-in-possession in the Cases, the Lenders party thereto from time to time, the Issuing Bank party thereto and Citibank, N.A., as Administrative Agent.

10.2	Amendment No. 2, dated as of May 18, 2016, to that certain Superpriority Secured Debtor-In-Possession Credit Agreement dated as of April 18, 2016 among, inter alios, Peabody Energy Corporation, a Delaware corporation and a debtor and debtor-in-possession in the Cases, the Subsidiary Guarantors party thereto from time to time, certain of which are debtors and debtors-in-possession in the Cases, the Lenders party thereto from time to time, the Issuing Bank party thereto and Citibank, N.A., as Administrative Agent.

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